Exhibit S

AMENDMENT NO. 1 TO FISCAL AGENCY AGREEMENT

AMENDMENT NO. 1 (this “Amendment”), dated as of March 15, 2017, to the Fiscal Agency Agreement (the “Fiscal Agency Agreement”), dated as of March 23, 2015, between TÜRKİYE CUMHURİYETİ (THE REPUBLIC OF TURKEY) (the “Issuer” or the “Republic”) and CITIBANK, N.A., LONDON BRANCH, a national banking association duly organized and existing under the laws of the United States of America, as fiscal agent (the “Fiscal Agent”). Capitalized or defined terms not otherwise defined in this Amendment have the same meanings as specified in the Fiscal Agency Agreement.

WITNESSETH:

WHEREAS, the parties hereto have previously entered into the Fiscal Agency Agreement;

WHEREAS, the Republic wishes to amend Section 16 of the Fiscal Agency Agreement to clarify the provisions regarding consent to service and jurisdiction;

WHEREAS, Section 12(b) of the Fiscal Agency Agreement provides, among other things, that the Republic and the Fiscal Agent may, without the vote or consent of any holder of Securities of any Series, agree to a Modification of Securities of such Series or to the Fiscal Agency Agreement as it relates to that Series for the purpose of (a) curing any ambiguity or curing, correcting or supplementing any defective provision in the Securities of that Series or the Fiscal Agency Agreement, or (b) amending the Securities of that Series or the Fiscal Agency Agreement in any manner which the Republic may determine and which does not materially adversely affect the interests of any holders of Securities of that Series; and

WHEREAS, the Republic has requested and the Fiscal Agent has agreed, consistent with such Section 12(b), to amend the Fiscal Agency Agreement;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendment of Section 16 of the Fiscal Agency Agreement. Section 16 of the Fiscal Agency Agreement is hereby amended and restated in its entirety as follows:

“The Issuer hereby appoints each of The Economic Counsellor, The Republic of Turkey, 821 United Nations Plaza, New York, New York 10017 and The Economic Counsellor, The Republic of Turkey, 2525 Massachusetts Avenue, N.W. Washington, D.C. 20008, as its authorized agent (each an “Authorized Agent”) upon whom process may be served in any action arising out of or based on the Securities or coupons or this Agreement which may be instituted in each of the United States District Court for the Southern District of New York, the Supreme Court of the State of New York, New York County, and the respective appellate courts therefrom by the holder of any Security or coupon and expressly accepts the jurisdiction of any such court in respect of such action. Such appointment shall be irrevocable so long as any Securities or any coupon appertaining thereto remain outstanding unless and until a successor shall have been appointed as the Issuer’s Authorized Agent and such successor shall have accepted such appointment. The Issuer hereby irrevocably waives, to the fullest extent permitted by law, any immunity to service of process in respect of any such action to which it might otherwise be entitled and any objection to venue in any action arising out of or based on the Securities or coupons of this Agreement which may be instituted by the Fiscal Agent or holder of any Security or coupon in each of the United States District Court for the Southern District of New York, the Supreme Court of the State of New York, New York County, and the respective appellate courts therefrom or (except as to venue) in any competent court in the Republic. The Issuer irrevocably and expressly waives the diplomatic immunity of The Economic Counsellor at the Embassy of The Republic of Turkey in New York with respect to the acceptance of the service of process referred to herein pursuant to Article 32 of the Vienna Convention on Diplomatic Relations. The Republic will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent at the address indicated in this Section 16, or at such other address in the City of New York as may be the office of the Economic Counsellor at the time of such serve, and written notice of such service to the Issuer (mailed or delivered to the Issuer at the address set forth in Section 15 hereof) shall be deemed, in every respect, effective service of process upon the Issuer. Upon receipt of such service of process, the relevant Authorized Agent shall advise the Ambassador of the Issuer to the United States of America and the Undersecretariat of Treasury, Prime Ministry of the Republic promptly by telex of its receipt thereof, but the failure to so advise shall have no effect on the validity or timeliness of any such service.

Notwithstanding the foregoing, any action against the Issuer arising out of or based on the Securities may be instituted by the holder of any Security or coupon appertaining thereto in any competent court in the Republic. The Issuer hereby waives irrevocably, to the fullest extent permitted by law, any immunity from jurisdiction (but not execution or attachment or process in the nature thereof) to which it might otherwise be entitled in any action arising out of or based on the Securities or coupons appertaining thereto or this Agreement which may be instituted by the Fiscal Agent or the holder of any Security or coupon appertaining thereto in each of the United States District Court for the Southern District of New York, the Supreme Court of the State of New York, New York County, and the respective appellate courts therefrom or in any competent court in the Republic. Neither such appointment nor such waiver of immunity shall be interpreted to include actions brought under the United States federal securities laws. In addition, under the laws of the Republic, assets of the Issuer are immune from attachment or other forms of execution, whether before or after judgment.

Notwithstanding any other provision of this Agreement, under no circumstances will any party (including, without limitation, whether or not acting through their agents, delegates or representatives) be liable to any other party for any indirect, special, punitive or consequential loss or damage, liability, claim, expense of any consequential kind whatsoever (including but not limited to loss of profits, loss of use, loss of production, loss of business or loss of goodwill), whether or not foreseeable, suffered or incurred by any other party as a result of the performance or non-performance of its obligations under this Agreement and even if such other party has been advised of the likelihood of the same.”

2. Savings Clause. In all other respects, the Fiscal Agency Agreement shall remain in full force and effect. All references in any other agreement or document to the Fiscal Agency Agreement shall, on and after the date hereof, be deemed to refer to the Fiscal Agency Agreement as amended hereby.

3. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Such counterparts shall together constitute but one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by fax or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment.

4. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA WITHOUT REGARD TO THOSE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK, UNITED STATES OF AMERICA; PROVIDED, HOWEVER, THAT AUTHORIZATION AND EXECUTION OF THIS AGREEMENT BY THE REPUBLIC SHALL BE GOVERNED BY THE LAWS OF THE REPUBLIC.

5. Effectiveness. This Amendment shall become effective as of the date hereof with respect to all Securities currently outstanding or hereinafter issued upon execution by the parties hereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

TÜRKİYE CUMHURİYETİ
(THE REPUBLIC OF TURKEY)

By:	/s/ K. Çağatay İmirgi
Title:	Deputy Director General

SIGNATURE PAGE TO AMENDMENT NO. 1 TO FISCAL AGENCY AGREEMENT

CITIBANK, N.A., LONDON BRANCH
as Fiscal Agent

By:	/s/ Stuart Sullivan
Title:	Vice President

SIGNATURE PAGE TO AMENDMENT NO. 1 TO FISCAL AGENCY AGREEMENT